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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                       106

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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         PARENT COMPANY              SUBSIDIARY COMPANY   STATE OF INCORPORATION
----------------------------------   ------------------   ----------------------
Provident Financial Services, Inc.   The Provident Bank         New Jersey